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                                                                   EXHIBIT 23.6

              CONSENT OF FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

February 6, 1997

Board of Directors of
Columbia/HCA Healthcare Corporation
1 Park Plaza
Nashville, Tennessee 37203

Ladies and Gentlemen:

  We hereby consent to the reference to our Firm under the captions "Summary-- The Merger--Certain Federal Income Tax Consequences," "The Merger--Certain Federal Income Tax Consequences," "The Merger Agreement--Conditions" and "Legal Matters" in the Registration Statement on Form S-4 of Columbia/HCA Healthcare Corporation ("Columbia") relating to the shares of common stock of Columbia to be issued in connection with the merger of a wholly owned subsidiary of Columbia with and into Value Health, Inc. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or the rules and regulation of the Securities and Exchange Commission thereunder.

                                   Very truly yours,

                                   FRIED, FRANK, HARRIS, SHRIVER & JACOBSON

                                   By:           /s/ Jeffrey Bagner
                                       -------------------------------------
                                                     Jeffrey Bagner